Verastem Oncology Appoints Paul Bunn, M.D., and Lesley Solomon to Board of Directors

BOSTON--(BUSINESS WIRE)--June 24, 2021—Verastem Oncology (Nasdaq:VSTM), a biopharmaceutical company committed to developing and commercializing new medicines for patients battling cancer, today announced the appointments of Paul Bunn, M.D., and Lesley Solomon to its Board of Directors, adding additional strength in the areas of academic research and business innovation.

Dr. Bunn, a Distinguished Professor of Medicine and James Dudley Chair in Cancer Research, Division of Medical Oncology at the University of Colorado School of Medicine, is a world-renowned oncologist who has identified novel diagnostics and treatment strategies to improve the outcomes of patients with cancer. Ms. Solomon, a Venture Chair at Redesign Health, is an accomplished business development executive who has provided leadership and expertise to create and drive long-term revenue growth for numerous early and growth-stage life sciences and healthcare organizations.

“Paul’s illustrious career dedicated to improving outcomes for cancer patients, along with his passion for clinical research, combined with Lesley’s deep experience and track record of identifying unmet needs in healthcare and building sustainable innovative companies, will be tremendous additions to the Verastem Oncology Board of Directors,” said Michael Kauffman, M.D., Ph.D., Lead Director of the Verastem Oncology Board. “We welcome Paul and Lesley at an exciting time as Verastem Oncology builds on recent successes, including U.S. Food and Drug Administration (FDA) Breakthrough Therapy designation for the combination of VS-6766 with defactinib in recurrent low-grade serous ovarian cancer (LGSOC), and advances its overall development program in RAS mutated solid tumors to deliver better therapies to patients without adequate options.”

Dr. Bunn previously served as section head of the U.S. National Cancer Institute (NCI)-Navy Medical Oncology branch, Head of the Division of Medical Oncology at the University of Colorado, and Director of the University of Colorado Cancer Center. Dr. Bunn was the President, CEO and member of the Board of Directors for the International Association for the Study of Lung Cancer (IASLC). Dr. Bunn also served as President and a member of the Board of Directors for the American Society of Clinical Oncology (ASCO) and has chaired the FDA’s Oncologic Drugs Advisory Committee. As the author of hundreds of articles and book chapters, Dr. Bunn’s research is well known in the cancer world focusing on novel therapies for lung cancer. He was also the Principal Investigator on the Specialized Program in Research Excellence in Lung Cancer (SPORE) grant funded by the NCI to expand understanding about the biology of the disease, as well as to find new methods of diagnosis, prevention and treatment. He received his Bachelor of Arts (B.A) from Amherst College and Doctor of Medicine (M.D.) from Weill Cornell Medical College. He completed an internship and residency at the University of California San Francisco and fellowship in medical oncology at the NCI.

Prior to Redesign Health, a company that builds and funds transformative healthcare businesses, Lesley was the Chief Innovation Officer at Dana-Farber Cancer Institute where she led partnerships with pharmaceutical, biotech and technology companies to bring forward new therapies for patients. She is also the co-founder of the Food Allergy Science Initiative which works to bring research and science together to deliver breakthroughs in treatment and transform the lives of patients. Ms. Solomon has more than 25 years of experience as an executive in business development, strategy and marketing at startups, early-stage and large companies such as the Food Network, Barnes & Noble.com, and Yoga Works. She received her Master of Business Administration (M.B.A.) from Harvard Business School and her Bachelor of Arts (B.A.) in English from Cornell University.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) (Verastem, Inc.) is a development-stage biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with cancer. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including RAF/MEK inhibition and focal adhesion kinase (FAK) inhibition. For more information, please visit www.verastem.com.

About the VS-6766/Defactinib Combination

The combination of VS-6766 and defactinib has been found to be clinically active in patients with KRAS mutant tumors. In an ongoing investigator-initiated Phase 1/2 FRAME study, the combination of VS-6766 and defactinib is being evaluated in patients with LGSOC, KRAS mutant NSCLC and colorectal cancer (CRC). The FRAME study was expanded to include new cohorts in pancreatic cancer, KRAS mutant endometrioid cancer and KRAS-G12V NSCLC. Verastem Oncology is also supporting an investigator-initiated Phase 2 trial evaluating VS-6766 with defactinib in patients with metastatic uveal melanoma.

Verastem Oncology has initiated Phase 2 registration-directed trials of VS-6766 with defactinib in patients with recurrent LGSOC and in patients with recurrent KRAS-G12V mutant NSCLC as part of its RAMP (Raf And Mek Program).

The U.S. Food and Drug Administration (FDA) granted Breakthrough Therapy designation for the combination of Verastem Oncology’s investigational RAF/MEK inhibitor VS-6766, with defactinib, its FAK inhibitor, for the treatment of all patients with recurrent low-grade serous ovarian cancer (LGSOC) regardless of KRAS status after one or more prior lines of therapy, including platinum-based chemotherapy.1

Forward-Looking Statements Notice

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, including statements related to the potential clinical value of the RAF/MEK/FAK combination, the potential benefits of Breakthrough Therapy designation and the timing of commencing and completing registration-directed trials for the RAF/MEK/FAK combination. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of our product candidates, including defactinib in combination with VS-6766; the occurrence of adverse safety events and/or unexpected concerns that may arise from additional data or analysis or result in unmanageable safety profiles as compared to their levels of efficacy; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that third-party payors (including government agencies) may not reimburse; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that our product candidates will experience manufacturing or supply interruptions or failures; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned; that we or Chugai Pharmaceutical Co., Ltd. will fail to fully perform under the VS-6766 license agreement; that we may not have sufficient cash to fund our contemplated operations; that we may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that we will be unable to execute on our partnering strategies for defactinib in combination with VS-6766; that we will not pursue or submit regulatory filings for our product candidates; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (SEC) on March 18, 2021 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ajay Munshi

Vice President, Corporate Development

+1 781-469-1579

amunshi@verastem.com

Sherri Spear

Argot Partners

+1 212-600-1902

sherri@argotpartners.com

Media:

Lisa Buffington

Corporate Communications

+1 781-292-4205

lbuffington@verastem.com

1 Verastem Oncology Press Release. Verastem Oncology Receives Breakthrough Therapy Designation for VS-6766 with Defactinib in Recurrent Low-Grade Serous Ovarian Cancer. May 24, 2021. Available at: https://investor.verastem.com/news-releases/news-release-details/verastem-oncology-receives-breakthrough-therapy-designation-vs. Accessed June 2021.